Exhibit 99.1

RUBICON TECHNOLOGY, INC. ANNOUNCES CHANGE IN

CONTRACTED DELIVERIES TO PEREGRINE SEMICONDUCTOR

Franklin Park, Ill – October 9, 2008 — Rubicon Technology, Inc. (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, Semiconductor, and Optical industries, today reported that a SoS RFIC customer, Peregrine Semiconductor Corporation, has informed the company that it will not take any additional shipments of sapphire products until further notice due to declining demand for its products.

Last month, Rubicon and Peregrine executed a revised contract which shifted the delivery of a portion of contracted volumes from 2008 to 2009 to accommodate Peregrine’s inventory situation. However, recent demand reduction by Peregrine’s customers related to the current global economic slowdown has resulted in this further action by Peregrine. The remaining value of the current contract is approximately $7 million; $2 million was to be delivered in the fourth quarter of this year and the remaining $5 million in the first half of 2009.

Raja Parvez, CEO of Rubicon Technology said, “This unexpected news from Peregrine will affect our production planning for the rest of this fiscal year and into next year. We are in the process of evaluating all options related to the customer’s contract obligations and we are examining the potential impact to our operations. This contract issue, along with the uncertainty of the global markets, makes it premature for us to provide a meaningful update to earnings guidance at this time.”

Mr. Parvez added, “Our products serve the LED, SoS RFIC and Optical markets - all of which offer strong long-term growth potential. However, right now, macroeconomic conditions are having a significant impact on demand for consumer electronics, where much of our sapphire is used for LED and RFIC applications. For the near term, we will control expenses as we weather this challenging economic environment. We have a strong balance sheet in our cash position with no debt. Longer term, we continue to focus on maximizing shareholder value by maintaining our technology leadership and strong customer relationships.”

The company will host its next investor conference call when it announces third quarter earnings on October 30, 2008.

About Rubicon

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is actively developing larger diameter products to support next-generation LED, RFIC and optical window applications. Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the second quarter of 2008, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, the company claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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